UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2023

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Third Avenue South, Suite 900, Nashville, Tennessee 37201
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock par value $1.00	PNFP	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series B)	PNFPP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Pinnacle Financial Partners, Inc., a Tennessee corporation (the "Company") held its 2023 Annual Meeting of Shareholders (the "Annual Meeting") on April 18, 2023. At the Annual Meeting, Abney S. Boxley, III, Charles E. Brock, Renda J. Burkhart, Gregory L. Burns, Richard D. Callicutt, II, Thomas C. Farnsworth, III, Joseph C. Galante, Glenda Baskin Glover, David B. Ingram, Decosta E. Jenkins, Robert A. McCabe, Jr., G. Kennedy Thompson and M. Terry Turner were elected as directors of the Company to hold office for a term of one year and until their successors are duly elected and qualified. In addition, at the Annual Meeting, the shareholders (i) ratified the appointment of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023, (ii) approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 9, 2023 (the "Proxy Statement"), and (iii) on a non-binding, advisory basis, recommended the option of every year for the frequency with which the Company should hold future non-binding, advisory votes on the compensation of the Company's named executive officers.

The final voting results of the director elections, ratification of the appointment of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023, the non-binding, advisory approval of compensation for the Company's named executive officers, and recommendation of the frequency of future non-binding, advisory votes on the compensation of the Company's named executive officers, which were described in more detail in the Proxy Statement, are set forth below.

(1) Each director nominee was elected by the following tabulation:

	For	Against	Abstain	Broker Non-Votes
Abney S. Boxley, III	57,909,061	2,066,118	901,426	7,199,916
Charles E. Brock	58,774,091	1,201,203	901,311	7,199,916
Renda J. Burkhart	59,480,101	490,643	905,861	7,199,916
Gregory L. Burns	57,244,678	2,720,096	911,831	7,199,916
Richard D. Callicutt, II	58,697,994	1,247,621	930,990	7,199,916
Thomas C. Farnsworth, III	56,776,681	3,198,668	901,256	7,199,916
Joseph C. Galante	58,750,417	1,228,990	897,198	7,199,916
Glenda Baskin Glover	53,378,259	6,597,569	900,777	7,199,916
David B. Ingram	59,587,584	399,542	889,479	7,199,916
Decosta E. Jenkins	57,921,990	2,044,882	909,733	7,199,916
Robert A. McCabe, Jr.	58,287,908	1,696,897	891,800	7,199,916
G. Kennedy Thompson	57,639,283	2,328,226	909,096	7,199,916
M. Terry Turner	59,410,484	570,793	895,328	7,199,916

(2) The ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was approved by the following tabulation:

For	Against	Abstain
65,174,906	2,001,996	899,619

(3) The non-binding, advisory vote on the compensation of the Company’s named executive officers was approved by the following tabulation:

For	Against	Abstain	Broker Non-Votes
46,635,085	13,218,333	1,023,187	7,199,916

(4) The non-binding, advisory vote on the frequency with which the Company should hold future non-binding, advisory votes on the compensation of the Company’s named executive officers received the following votes:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
57,917,768	33,616	1,989,091	936,130	7,199,916

In light of selection by the shareholders at the Annual Meeting of the option to hold future non-binding, advisory votes on the compensation of the Company's named executive officers every year, the Company's Board of Directors determined on April 18, 2023 to hold non-binding, advisory votes on the compensation of the Company's named executive officers every year, until the next required non-binding, advisory vote on the frequency of future non-binding, advisory votes on the compensation of the Company's named executive officers. The Company is required to hold a non-binding, advisory vote on the frequency of future non-binding, advisory votes on the compensation of the Company's named executive officers no less frequently than every six years.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        PINNACLE FINANCIAL PARTNERS, INC.

                        By: /s/ Harold R. Carpenter
                    Name: Harold R. Carpenter
                         Title:    Executive Vice President and
                            Chief Financial Officer

Date:    April 21, 2023